UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue San Francisco, California 94110
(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, on December 21, 2020, Ouster Technologies, Inc. (“OTI”) entered into the Merger Agreement with Colonnade Acquisition Corp. (“CLA”) and Beam Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and subsidiary of CLA. OTI’s board of directors unanimously approved OTI’s entry into an Agreement and Plan of Merger (the “Merger Agreement”), and on March 11, 2021, the transactions contemplated by the Merger Agreement were consummated. Pursuant to the terms of the Merger Agreement, (i) CLA domesticated as a corporation incorporated under the laws of the State of Delaware and changed its name to “Ouster, Inc.” and (ii) Merger Sub merged with and into OTI (such transactions contemplated by the Merger Agreement, the “Merger”), with OTI surviving the Merger. Ouster, Inc. (the “Company”) is the reporting successor to CLA pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, and the Company is filing this Current Report on Form 8-K in its capacity as the successor issuer to CLA.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (the “SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). The SEC Statement discussed certain features of warrants commonly issued in SPAC transactions and stated that warrants with such features should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings, as opposed to equity. After consideration of the guidance in the SEC Statement, while the terms of the private placement warrants (“Private Warrants”) and public warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) recorded in CLA’s financial statements have not changed, the Company concluded the Warrants should have been classified as a liability under Accounting Standards Codification 815 in CLA’s financial statements and it must amend the accounting treatment of the Warrants recorded in CLA’s consolidated financial statements. The warrant agreement providing the terms of the Warrants is attached as Exhibit 4.1 to CLA’s Current Report on Form 8-K filed with the SEC on August 25, 2020.

On May 13, 2021, the Company’s Audit Committee of the Board of Directors, after discussion with management of the Company and based on management’s consultation with Marcum LLP, CLA’s independent registered public accounting firm prior to the Merger, and its legal advisors, concluded that CLA’s previously issued consolidated financial statements as of and for the year ended December 31, 2020 included in CLA’s Annual Report on Form 10-K for the year ended December 31, 2020 should be restated to reflect the impact of the SEC Statement and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications describing CLA’s financial results for the year ended December 31, 2020 should no longer be relied upon.

The Company intends to file restated financial statements for CLA for the year ended December 31, 2020 on Form 10-K/A as soon as reasonably practicable.

In light of the restatement discussed above, the Company has reassessed the effectiveness of CLA’s controls and procedures as of December 31, 2020 and has concluded that CLA did not maintain effective disclosure controls and procedures and had a material weakness in internal control over financial reporting as of such date.

Authorized officers of the Company have discussed the matters disclosed in this Item 4.02 with Marcum LLP, CLA’s independent registered public accounting firm prior to the Merger, and with PricewaterhouseCoopers LLP, the Company’s current independent registered public accounting firm.

The historical audited financial statements of OTI included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2021 are not affected by the SEC Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: May 14, 2021	By:	/s/ Anna Brunelle
	Name:	Anna Brunelle
	Title:	Chief Financial Officer